Exhibit 99.1

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Daytona Beach, Florida

CONSOLIDATED FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of and for the Year Ended

December 31, 2014

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

Contents

Page

Independent Auditors’ Report	1-2

Consolidated Balance Sheet	5

Consolidated Statement of Operations	6

Consolidated Statement of Members’ Equity	7

Consolidated Statement of Cash Flows	8

Notes to the Consolidated Financial Statements	9-22

Independent Auditors’ Report

To the Members of

Halifax Media Group, LLC and Subsidiaries

Daytona Beach, Florida

We have audited the accompanying consolidated financial statements of Halifax Media Group, LLC and Subsidiaries (“Halifax” or the “Company”), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Halifax Media Group, LLC and Subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 13 to the consolidated financial statements, on January 9, 2015, the Company sold substantially all of its net operating assets to an unrelated third party for a sales price of approximately $280,000,000, plus certain working capital adjustments. Our opinion is not modified with respect to this matter.

/s/ Baker Tilly Virchow Krause, LLP

Tysons Corner, Virginia

February 18, 2015

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

As of December 31, 2014

Assets

Current Assets
Cash and cash equivalents	$2,140,218
Accounts receivable, net of allowance for doubtful accounts of approximately $1,779,000	36,385,440
Inventories	4,803,110
Prepaid expenses and other assets	2,986,431

Total current assets	46,315,199

Property, Plant, and Equipment, net	72,331,369

Other Assets
Intangible assets, net	25,992,729
Goodwill	13,817,214
Deferred financing costs, net	1,106,392
Assets held for sale	16,685,113
Other non-current assets	201,039

Total other assets	57,802,487

Total Assets	$176,449,055

Liabilities and Members’ Equity

Current Liabilities
Accounts payable and accrued expenses	$21,856,248
Unearned subscription revenue	18,925,941
Current portion of long-term debt	10,000,000

Total current liabilities	50,782,189

Other Liabilities
Due to affiliate	232,456
Other liabilities	3,804,048
Long-term debt, net of current portion	44,579,041

Total other liabilities	48,615,545

Total Liabilities	99,397,734

Members’ Equity	77,051,321

Total Liabilities and Members’ Equity	$176,449,055

The accompanying notes are an integral part of these consolidated financial statements.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Consolidated Statement of Operations

For the Year Ended December 31, 2014

Revenues
Advertising	$215,354,269
Circulation	104,975,688
Other operating	26,839,556

Total revenues	347,169,513

Expenses
Headcount expenses	138,050,317
Distribution costs	41,054,102
Newsprint, ink, and production supplies	34,810,914
Outside services	13,679,874
News and content	7,605,886
Outside printing	9,694,185
Promotions	6,714,876
Depreciation and amortization	11,788,253
Transaction costs	575,719
Loss on disposal of assets, net	277,935
Other operating expenses	44,217,607

Total expenses	308,469,668

Operating Income	38,699,845

Interest Expense	(3,240,303)

Net Income from Continuing Operations	35,459,542

Discontinued Operations
Net income from discontinued operations	18,651

Net Income	$35,478,193

The accompanying notes are an integral part of these consolidated financial statements.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Consolidated Statement of Members’ Equity

For the Year Ended December 31, 2014

Balance, January 1, 2014	$79,365,385

Net Income	35,478,193

Distributions to Members	(37,792,257)

Balance, December 31, 2014	$77,051,321

The accompanying notes are an integral part of these consolidated financial statements.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2014

Cash Flows from Operating Activities
Net income	$35,478,193
Reconciliation adjustments
Change in allowance for doubtful accounts	(284,082)
Depreciation and amortization	11,804,056
Amortization of deferred financing costs	556,521
Loss on sales of assets	340,857
Changes in operating assets and liabilities:
Accounts receivable	1,407,269
Inventories	91,605
Prepaid expenses and other	859,380
Other non-current assets	(201,039)
Accounts payable and accrued expenses	196,577
Unearned subscription revenue	471,963
Due to affiliates	(99,468)
Other liabilities	1,175,268

Net cash provided by operating activities	51,797,100

Cash Flows from Investing Activities
Purchase of Worcester	(17,435,796)
Proceeds from sale of Mendocino Building	6,100,000
Proceeds from sale of Phonebooks	204,168
Proceeds from sale of Sebring	325,000
Proceeds from sale of property and equipment	3,450
Purchases of property and equipment	(6,364,829)

Net cash used in investing activities	(17,168,007)

Cash Flows from Financing Activities
Proceeds from notes payable	15,000,000
Payments on notes payable	(12,254,292)
Payments for deferred financing costs	(427,327)
Distributions to Members	(37,792,257)

Net cash used in financing activities	(35,473,876)

Net Decrease in Cash and Cash Equivalents	(844,783)

Cash and Cash Equivalents, beginning of year	2,985,001

Cash and Cash Equivalents, end of year	$2,140,218

Supplemental Cash Flow Information:
Interest paid	$2,683,781

The accompanying notes are an integral part of these consolidated financial statements.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 1 - ORGANIZATION

Halifax Media Holdings, LLC and Subsidiaries (collectively called “Holdings”) was organized as a limited liability company under the laws of the state of Delaware on October 9, 2009. On April 1, 2010, Holdings purchased the operating assets of the News-Journal Corporation and Subsidiary (“News-Journal Corporation”).

On January 6, 2012, Holdings was reorganized to become the wholly-owned subsidiary of the newly-created entity, Halifax Media Group, LLC and Subsidiaries (collectively called “the Company” or “Halifax”). The Company was organized as a limited liability company under the laws of the state of Florida on January 6, 2012 in connection with the purchase of the operating assets of the New York Times Company’s Regional Media Group (the “Regional Media Group”), which included 16 regional newspapers and other publications in six states. Two wholly-owned subsidiaries of Holdings were also formed, Halifax RPS, LLC (“Halifax RPS”) and Halifax Media Acquisition II, LLC (“Acquisition II”) to hold the real estate and newspaper operations, respectively, of the assets purchased from the Regional Media Group. Both Halifax RPS and Acquisition II have multiple subsidiaries.

On June 27, 2012, Holdings purchased 8 daily and 11 weekly publications from Freedom Communications Group (“Freedom”). In connection with the purchase, Halifax Media Acquisition III, LLC (“Acquisition III”) was created to hold the newspaper operations of the assets purchased from Freedom. Acquisition III has multiple subsidiaries.

On December 31, 2013, Holdings purchased three daily publications from HarborPoint Media (“HPM”). In connection with the purchase, two new subsidiaries were created under Halifax RPS and Acquisition II to hold the real estate and newspaper operations of the assets purchased from HPM.

As discussed in Note 3, on June 2, 2014, Holdings purchased the operating assets of the Worcester Telegram & Gazette (“Worcester”), a daily and two non-daily newspaper publications, from Boston Globe Media Partners, LLC (“Boston Globe”). In connection with the purchase, two new subsidiaries were created under Halifax RPS and Acquisition III to hold the real estate and newspaper operations, respectively, of the assets purchased from the Boston Globe.

As discussed in Note 12, the Company sold the Sebring News-Sun (“Sebring”) in April 2014. All proceeds from the sale were used in 2014 to make the required debt curtailment.

As discussed in Note 12, the Company sold its two phonebook directory publications in May 2014.

The Company publishes various newspaper publications, local advertising shoppers, and other advertising related ventures in six states located primarily in the southeastern portion of the United States.

The Company’s operating agreement details the required initial capital contributions and the method in which all items of income, profit and loss, and distributions shall be allocated.

The Company and its results of operations are subject to certain risks and uncertainties, many of which are beyond the control of the Company. Those risks and uncertainties include general economic conditions and commodity prices, dependence on key personnel and editorial contributors, competition from alternative news media products, and other services, among other factors. Negative trends in some or all of these factors could adversely affect the Company’s results of operations, profitability, and financial position.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Halifax and its wholly owned subsidiaries, which include Holdings, Halifax RPS, Acquisition II, and Acquisition III. All intercompany balances and transactions are eliminated in consolidation. The Company consolidates the financial statements of all entities in which it has a controlling financial interest. The Company determines whether it must apply the Voting Interest Model or the Variable Interest Model when evaluating if it has a controlling financial interest. Under the Voting Interest Model, a controlling financial interest is defined by the direct or indirect holding of more than 50 percent of the rights necessary to control an entity. Under the Variable Interest Model, a controlling financial interest is defined by whether or not the Company is considered to be the primary beneficiary of a variable interest entity (“VIE”). All subsidiaries of the Company are consolidated under the Voting Interest Model. The Company has concluded that it does not have any variable interests with any VIEs.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Elements of the Company’s consolidated financial statements subject to significant estimates include the estimated impairment of long-lived intangible assets, assumptions used in recording losses related to self-insured risks, the allowance for doubtful accounts, and useful lives of depreciable and amortizable assets, among others. Such estimates and assumptions involve complexity and actual results could vary significantly, which could impact the amounts reported and disclosures herein.

Cash and Cash Equivalents - The term cash and cash equivalents, as used in the accompanying consolidated financial statements, includes currency on hand and short-term investments with a maturity of three months or less. The Company maintains its cash in accounts, which at times, may exceed federally insured limits. As of December 31, 2014, interest bearing and non-interest bearing accounts held in an insured institution are aggregated and guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes that no significant concentration of credit risk exists with respect to cash and cash equivalents.

Accounts Receivable - Accounts receivable are recorded at the invoiced amount and are typically due within 30 days. The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company periodically evaluates customer credit worthiness and current economic events and determines when balances are charged-off against the allowance, after all means of collection have been exhausted and the potential for recovery is remote. The Company does not have any off-balance sheet credit exposure related to its customers. The allowance for doubtful accounts as of December 31, 2014 was approximately $1,779,000.

Inventories - Inventories are stated at the lower of cost or market. Cost is determined using the specific identification method for newsprint, production, and other supplies inventories.

Revenue Recognition - Circulation revenue is recognized when newspapers are delivered to customers. Unearned subscription revenue represents payments received from customers related to future deliveries. Advertising revenue is recognized as services are delivered and advertisements are displayed in the newspapers and other publications. Revenues are recorded net of estimated incentives, including special pricing agreements, promotions, and other volume-based incentives, and net of sales tax collected from the customer. Other operating revenue is recognized when the related product or service has been delivered.

Phonebook Revenue Recognition, Prepaid Expenses, and Unbilled Receivables - The Company published two telephone directories, The Complete Phonebook and The St. Augustine Directory (collectively the “Phonebooks”). As further discussed in Note 12, in May 2014, the Company sold both directories. As a result of such sale, during the year ended December 31, 2014, only The St. Augustine Directory was published by the Company. Phonebook revenues and related expenses are recorded, in total, in the month in which the directories are published. The St. Augustine Directory was published in March 2014, and related revenues and expenses have been included in discontinued operations as discussed in Note 12. Customers are contractually obligated for the full amount of their advertising contract at the time the directory is published, but some customers are billed in the months subsequent to publication.

The Company outsourced the selling and production activities of the directories to a third party directory publication service. Costs for these services were paid in the form of a base fee and commissions. Commissions were calculated based on a formula of collected revenues, ultimately to be finalized 14 months following the publication of the directory. For the year ended December 31, 2014, management has estimated that approximately $206,000 was obligated to this third party directory publication service for The St. Augustine Directory and is included in discontinued operations on the accompanying consolidated statement of operations, of which $100,000 is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet as of December 31, 2014.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Unbilled receivables represent contractual amounts owed for published directories that have yet to be billed to customers. The Company records an allowance for doubtful accounts when the unbilled receivables are deemed to be uncollectible. The Company periodically evaluates customer credit worthiness and current economic events and determines when balances are charged-off against the allowance after all means of collection have been exhausted and the potential for recovery is remote. As of December 31, 2014, unbilled receivables related to published directories of approximately $33,000 are included in accounts receivable, net on the accompanying consolidated balance sheet.

Deferred Financing Costs - Deferred financing costs represent fees and other related costs incurred in obtaining debt financing. Deferred financing costs are amortized using the effective interest method over the terms of the respective loans. As further discussed in Note 8, in connection with the purchase of Worcester, the Company amended its 2013 Term Loan and obtained additional funding on June 2, 2014. As a result, the Company incurred deferred financing costs of approximately $427,000 during the year ended December 31, 2014, primarily consisting of creditor fees, which have been capitalized. Amortization of deferred financing costs was approximately $557,000 for the year ended December 31, 2014 and is included in interest expense on the accompanying consolidated statement of operations. As of December 31, 2014, total capitalized deferred financing costs were approximately $1,893,000, of which approximately $787,000 had been amortized.

Property, Plant, and Equipment - Property, plant, and equipment include amounts related to land and improvements, buildings and improvements, machinery, equipment, furniture, and fixtures. Property, plant, and equipment purchased upon acquisition have been recorded at fair value with subsequent purchases recorded at cost. Property, plant, and equipment are depreciated using the straight-line method over estimated useful lives or lease terms, where applicable, ranging from 3 to 40 years as follows:

Useful Life

Land improvements	8 to 20 years
Buildings and improvements	7 to 40 years
Machinery, equipment, furniture, and fixtures	3 to 10 years

Expenditures for maintenance and repairs and minor renewals, which do not improve or extend the life of the respective assets, are expensed. All other expenditures for renewals are capitalized. The assets and related depreciation are adjusted for property retirements and disposals with the resulting gain or loss included in operating income. Fully depreciated assets remain in the accounts until retired from service.

Assets Held for Sale - The Company considers assets to be held for sale when management commits to a plan to actively market the asset for sale at a price reasonable in relation to its fair value; the asset is available for immediate sale in its present condition; the sale of the asset is probable and expected to be completed within one year and it is unlikely that significant changes will be made to the plan. Upon designation as held for sale, the carrying value of the asset is recorded at the lower of its carrying value or its estimated fair value, less costs to sell. Liabilities related to assets held for sale, if any, are separately stated in the accompanying consolidated balance sheet and represent liabilities that will be repaid upon the sale of the asset. The Company ceases to record depreciation at the time of designation as held for sale.

The Company is actively marketing the commercial real estate located in Sarasota, Florida (the “Sarasota Property”) for sale. The real estate is used in connection with the Company’s newspaper operations in Sarasota. The Company has ceased recording depreciation on the property and the asset is reported as held for sale, recorded in the accompanying consolidated balance sheet at the lower of its carrying amount or fair value less costs to sell, which is approximately $16,685,000 as of December 31, 2014.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

As of December 31, 2013, the Company reported as assets held for sale commercial real estate (the “Mendocino Building”), which was associated with its California operations that were previously sold. During 2013, the carrying value of the Mendocino Building was reduced to its estimated fair value less selling costs of approximately $6,300,000, based on existing market conditions and proposed selling prices. The sale of the Mendocino Building closed in April 2014 (Note 12). The property was sold for $6,100,000, resulting in an additional loss of $200,000, which was recorded and included in net loss from discontinued operations on the consolidated statement of operations for the year ended December 31, 2014.

Discontinued Operations - As further discussed in Note 12, results of operations related to assets classified as held for sale and assets previously sold, are recorded as discontinued operations when a) the operations and cash flows related to the asset will be eliminated from ongoing operations as a result of the sale and b) the Company will not have any significant continuing involvement in their operations after the sale. In addition to the Mendocino Building, the Company has classified operations related to Sebring and its Phonebooks as discontinued operations for the year ended December 31, 2014.

Distribution Costs - Distribution costs on the accompanying consolidated statement of operations, includes home delivery expense, subcontracted distribution, and postage totaling approximately $15,656,000 for the year ended December 31, 2014.

Advertising - Advertising costs are expensed as incurred and are included in other operating expenses in the accompanying consolidated statement of operations. Advertising expense for the year ended December 31, 2014 was approximately $2,718,000.

Fair Value Measurements - Under U.S. GAAP, certain assets and liabilities are required to be recorded in the consolidated balance sheet on a recurring basis or measured on a non-recurring basis under certain circumstances at fair value. Measuring fair value generally requires the use of one or more valuation approaches that includes the market, income, or cost approaches.

U.S. GAAP also establishes market based observable data as the preferred source of inputs when using such valuation techniques, followed in preference by unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management assumptions about market conditions in hypothetical transactions. Inputs used in the required valuation techniques are classified according to the following hierarchy:

•	Level 1 -	Quoted prices for identical instruments in active markets.

•	Level 2 -	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 -	Significant inputs to the valuation model are unobservable.

The Company has applied these provisions when measuring impairment of long-lived assets, intangible assets, and goodwill, if present, and when preparing fair value disclosures of its long-term debt.

The Company utilizes the best available information in measuring fair value. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. As of December 31, 2014, the Company has no assets or liabilities that are required to be recorded at fair value in the Company’s consolidated balance sheet on a recurring or nonrecurring basis.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

For any financial instruments not recorded in the consolidated balance sheet at fair value, the Company must provide disclosure of the fair value in the footnotes to its consolidated financial statements. As of December 31, 2014, the fair value of all current assets and liabilities approximate their carrying value due to the short-term nature of these instruments. In the absence of a ready market for the Company’s long-term debt, the Company evaluates its current borrowing rates for the same or similar instruments in order to estimate the value of its long-term debt. Such evaluation includes consideration of current interest rates, including forward interest rate curves, referenced credit spreads, among others, adjusted for non-performance risk. As of December 31, 2014, the estimated fair value of the Company’s long-term debt approximated the carrying value.

Impairment of Long-Lived Assets - For the purpose of evaluating potential impairment, the Company classifies its long-lived assets in three categories: (1) tangible and intangible long-lived assets with definite lives subject to depreciation and amortization, (2) intangible assets with indefinite lives not subject to amortization, and (3) goodwill.

Tangible and Intangible Assets Subject to Depreciation and Amortization - This category includes the carrying value of property, plant, and equipment and the carrying value of amounts assigned to building naming rights, subscriber relationships, and advertiser relationships. The Company evaluates such assets for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. The carrying value of such assets is deemed recoverable if the sum of the future undiscounted cash flows associated with such assets (individually or in related groups) exceeds the carrying value. If the sum of the future undiscounted cash flows is less than the carrying value, impairment is then deemed present. Impairment, if any, is then measured based on fair value. The Company has considered whether there were any impairment indicators at December 31, 2014 related to the tangible and intangible long-lived assets with definite lives and concluded there were no such indicators of impairment.

Indefinite Lived Intangible Assets - This category includes the carrying value of the amounts assigned to the trade names. The Company evaluates the carrying value of identifiable intangible assets with indefinite lives at least once annually for impairment. Impairment is also assessed more frequently when circumstances indicate that impairment may be present. The Company estimated the fair value of its trade names using an income approach by applying a relief from royalty technique. The Company used inputs and assumptions in applying this technique that it believes a market participant would use in a hypothetical transaction and that management has determined are Level 3 inputs. The Company has determined that no impairment existed at December 31, 2014.

Goodwill - The Company evaluates goodwill for impairment at least once annually or more frequently if events and circumstances indicate that impairment may be present. The recoverability of goodwill is measured at the reporting unit level, which constitutes a business component for which discrete financial information is available and management regularly reviews the operating results of the component. The evaluation of goodwill impairment consists of two steps. The first step compares the estimated fair value of a reporting unit to its carrying value. If a reporting unit’s estimated fair value exceeds its carrying value, no impairment is deemed present. However, if a reporting unit’s estimated fair value is less than its carrying value, a second step is performed whereby the estimated fair value of all of a reporting unit’s assets and liabilities is determined in order to assess the current implied fair value of goodwill. If the carrying value of goodwill exceeds the implied fair value, an impairment charge is recognized for that excess.

For the purposes of evaluating goodwill for impairment, management has determined that the Company has multiple reporting units. In performing the first step of the goodwill impairment test, management estimated the enterprise value of the reporting unit for which goodwill was evaluated, using both a market based approach including the implied values indicated by comparisons to similar publicly traded companies and the income approach by applying the discounted cash flow technique. When using the discounted cash flow technique, the Company used inputs and assumptions about revenues, expenses, and the cost of capital that it believed a market participant would use in a hypothetical transaction. When using market based approaches, the Company used inputs and indicators that are observable, but which required adjustment based upon management’s judgment to reflect circumstances specific to the reporting unit. Management classified the inputs to its use of the market based and income based approaches as Level 3 inputs.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The Company’s step one analysis as of December 31, 2014 indicated that no impairment of goodwill was present.

In evaluating impairment for all tangible and intangible long-lived assets and goodwill, the Company uses methods and techniques that include significant judgment and assumptions about future performance of the Company and overall conditions of the economy and the financial markets. Revenues and expenses included in cash flow projections are impacted significantly by the level of new circulation and advertising customers, the level of customer attrition, subscription prices, and the direct and indirect cost of fulfillment, among others. Assumptions made by management about these and other factors could vary significantly from actual results and such variances could result in additional future impairment charges or indicate future impairment where previously no impairment was present.

Self-Insured Risks - The Company self-insures up to certain limits for workers’ compensation claims and automobile risks. Estimated liabilities for unpaid claims are included in other liabilities on the accompanying consolidated balance sheet totaling approximately $1,228,000 as of December 31, 2014. The Company accrues for unpaid claims using an estimate of the ultimate cost of claims, which includes claims filed, an estimate for claims incurred but not reported, and historical claims experience.

Sale and Leaseback Transactions - The Company accounts for the sale and leaseback of real estate assets in accordance with accounting guidance for leases as established under U.S. GAAP. The Company evaluates sale and leaseback transactions involving real estate assets for whether the transaction qualifies as a sale in addition to examining any commitments, obligations, provisions, or circumstances that require or result in the Company having continuing involvement. If the transaction qualifies as a sale and the Company concludes it has no continuing involvement with the real estate asset, losses on sale and leaseback transactions are recognized at the time of sale if the fair value of the property sold is less than the undepreciated cost of the property. Gains on sale and leaseback transactions are deferred and amortized over the remaining base term of the lease. Prior to 2014, the Company completed sale and leaseback transactions resulting in a gain of approximately $1,169,000, which has been deferred and included in other liabilities on the accompanying consolidated balance sheet and is being amortized on a straight-line basis over the remaining base term of the lease through 2032. The Company recognized approximately $50,000 of the gain for the year ending December 31, 2014, which is included in loss on disposal of assets, net, in the accompanying consolidated statement of operations.

Income Taxes - The Company is a limited liability company treated as a partnership for income tax purposes. As such, the members are taxed on their share of the Company’s taxable income or loss, whether or not distributed. Accordingly, no provision or benefit has been made for income taxes in the accompanying consolidated financial statements.

The Company has adopted the authoritative guidance related to accounting for and disclosure of uncertain tax positions. The guidance requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination by the applicable taxing authority. The Company has determined that there are no uncertain tax positions as defined. The Company recognizes interest and penalties related to uncertain tax positions as a component of other expenses. No interest or penalties have been recognized for the year ended December 31, 2014. The Company’s tax returns are subject to examination for all tax years beginning with the year ending December 31, 2011. No income tax returns for the Company are currently under examination.

Subsequent Events - In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the accompanying consolidated financial statements were available to be issued.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 3 - ACQUISITION ACCOUNTING

Purchase of Worcester Telegram and Gazette

On June 2, 2014, the Company purchased newspapers distributed in and around Worcester, Massachusetts from the Boston Globe for approximately $17,436,000, net of a working capital adjustment. The purchase included approximately $13,012,000 of identifiable tangible and intangible assets, plus working capital. In addition, the Company recorded, at closing, goodwill totaling approximately $4,778,000, primarily related to expected synergies to be obtained from combining operations. The estimates of fair values for tangible assets acquired and liabilities assumed are determined by management based on various market analyses. Significant judgment is required to arrive at these estimates of fair value and changes to assumptions used could lead to materially different results. For income tax purposes, the amount of goodwill that is expected to be deductible is approximately $4,778,000.

The Company estimated the fair value of these assets using commonly applied methods including the income approach of applying discounted cash flow techniques and using inputs and assumptions it believes a market participant would use in a hypothetical transaction and references to market prices or replacement costs of similar assets.

The acquisition was financed with long-term debt totaling $15,000,000 and a $3,000,000 draw on a revolving line of credit (Note 8). The Company incurred approximately $639,000 of transaction costs in connection with the June 2, 2014 acquisition. The Company capitalized $407,000 as deferred financing costs. The remaining transaction costs consisting of legal costs and other transaction related costs of $232,000 were expensed.

The composition of purchase price, fair value of net assets acquired, and remaining unidentified purchase price or goodwill is summarized as follows:

Total Purchase Price, net of working capital adjustment	$17,435,796

Tangible Assets Acquired
Accounts receivable and prepaid expenses	3,716,771
Property, plant, and equipment	1,565,754

Total tangible assets acquired	5,282,525

Liabilities Assumed
Accounts payable and accrued expenses	1,055,068
Unearned subscription revenue	3,016,158

Total liabilities assumed	4,071,226

Net tangible assets acquired, at fair value	1,211,299

Total Remaining Purchase Price, net of tangible assets acquired at fair value	16,224,497

Intangible Assets
Trade names	2,597,865
Subscriber relationships	2,773,129
Advertiser relationships	6,075,065

Total intangible assets	11,446,059

Goodwill	$4,778,438

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 4 - INVENTORY

As of December 31, 2014, inventories consisted of the following:

Newsprint	$2,921,941
Newsprint in transit	443,773
Production and other supplies	1,437,396

$4,803,110

NOTE 5 - PROPERTY, PLANT, AND EQUIPMENT

As of December 31, 2014, property, plant, and equipment consisted of the following:

Land and improvements	$8,214,341
Buildings and improvements	20,120,020
Machinery, equipment, furniture, and fixtures	62,466,198
Construction in progress	3,455,175

94,255,734
Less accumulated depreciation	(21,924,365)

$72,331,369

Depreciation expense for the year ended December 31, 2014 was approximately $8,801,000.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2014:

	Estimated Useful Life

Trade names	Indefinite	$16,890,012
Less accumulated impairment		(1,941,000)

Trade names, net of accumulated impairment		14,949,012

Advertiser relationships	3 to 11 years	14,658,357
Less accumulated amortization		(7,156,658)

Advertiser relationships, net of accumulated amortization		7,501,699

Building naming rights	19 years	1,000,000
Less accumulated amortization		(250,001)

Building naming rights, net of accumulated amortization		749,999

Subscriber relationships	4 to 7 years	3,590,388
Less accumulated amortization		(798,369)

Subscriber relationships, net of accumulated amortization		2,792,019

Intangible Assets, net		$25,992,729

The useful lives of amortizable intangible assets are based upon the period over which the Company expects to benefit from their use. The Company evaluates the appropriateness of its useful lives at each reporting date or more frequently if circumstances warrant.

Amortization expense related to amortizable intangible assets for the year ended December 31, 2014 was approximately $2,988,000. Future amortization expense for these intangible assets as of December 31, 2014, is as follows:

Year ending December 31, 2015	$2,820,064
2016	1,517,298
2017	1,080,062
2018	1,031,550
2019	1,031,550
Thereafter	3,563,193

$11,043,717

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of December 31, 2014:

Accounts payable	$10,735,595
Accrued headcount and related expenses	6,415,108
Accrued newsprint payable	298,672
Accrued vacation	474,280
Accrued self insurance reserve	1,228,271
Other payables and accrued expenses	2,704,322

$21,856,248

NOTE 8 - LONG-TERM DEBT

As of December 31, 2014, long-term debt consists of the following:

2013 Term Loan, original amount of $35,000,000 with an additional borrowing of $15,000,000 on June 2, 2014, requires monthly principal payments of $583,333 through May 30, 2014 and monthly principal payments of $833,333 beginning June 30, 2014 through maturity, with the remaining unpaid balance, if any, due upon maturity which is the earlier of October 10, 2018 or 120 days prior to the earliest scheduled maturity of the Subordinated Credit Agreement. Interest on the loan varies and is subject, at the Company’s discretion, to the commercial lender’s base rate or an elected LIBOR, plus an applicable base spread which varies from 2.0 to 3.0 percent (3.16 percent as of December 31, 2014).

$36,579,041

Subordinated Credit Agreement, original amount of $10,000,000 requires quarterly interest payments at 7.5 percent through maturity at December 31, 2016. Additional Borrowing of $8,000,000 requires monthly interest payments at 7.5 percent through maturity at March 31, 2019.	18,000,000

Current portion of long-term debt	(10,000,000)

$44,579,041

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 8 - LONG-TERM DEBT - CONTINUED

On October 10, 2013, the Company refinanced their outstanding debt and entered into a new revolving credit and term loan agreement with a syndicate of commercial lenders and repaid, in full, all other outstanding principal balances as of October 10, 2013, with the exception of the Subordinated Credit Agreement discussed below. In connection with the refinancing, the Company borrowed $35,000,000 under the term loan portion of the agreement (“2013 Term Loan”) and, in addition, had availability of $20,000,000 in a revolving line of credit facility for borrowings (“2013 Revolving Line of Credit”) and letter of credit capacity of up to $5,000,000. On June 2, 2014, the Company amended the 2013 Term Loan, to obtain an additional borrowing of $15,000,000. These proceeds were used exclusively to fund the Worcester asset purchase in June 2014 (Note 3). No other terms of the loan were amended, with the exception that the loan provided for repayment in equal monthly installments of $583,333 through May 2014 and equal monthly installments of $833,333 beginning in June 2014 through maturity, with any remaining unpaid principal due on maturity. The maturity date is defined as the earlier of October 10, 2018 or 120 days prior to the earliest scheduled maturity of the Subordinated Credit Agreement, which currently would be September 2, 2016. The principal balance of the 2013 Term Loan as of December 31, 2014 was approximately $36,579,000. The Company made various draws and repayments on the 2013 Revolving Line of Credit during the year but as of December 31, 2014 there was no outstanding balance. As of December 31, 2014, the Company had outstanding letters of credit of approximately $1,186,000. The contractual interest due for the 2013 Term Loan and 2013 Revolving Line of Credit varies and is subject, at the Company’s discretion, to the commercial lender’s base rate or an elected 30-Day London Interbank Offered Rate (“LIBOR”) plus an applicable base spread. Interest expense for the 2013 Term Loan was approximately $1,150,000 for the year ended December 31, 2014. Interest expense for the 2013 Revolving Line of Credit was approximately $160,000 for the year ended December 31, 2014.

On January 6, 2012, the Company had restated and consolidated previous amounts borrowed into a single subordinated credit agreement (“Subordinated Credit Agreement”) with a separate commercial lender in the amount of $10,000,000. On June 18, 2013, the Company entered into an amendment to the Subordinated Credit Agreement which provided an additional borrowing of $8,000,000 (“Additional Borrowing”). The Subordinated Credit Agreement has a maturity date of December 31, 2016 and originally bore interest at 15 percent per annum, of which 2 percent was deferred until maturity. As part of the amendment, the Subordinated Credit Agreement interest rate was reduced to 7.5 percent per annum effective June 18, 2013. Interest payments are required to be paid quarterly. The Additional Borrowing has a maturity date of March 31, 2019 and bears interest at 7.5 percent per annum. Interest payments are required to be paid monthly. The balance of the long-term debt outstanding was $18,000,000 as of December 31, 2014, and is due in full on their respective maturity dates. Interest expense for the Subordinated Credit Agreement and the Additional Borrowing for the year ended December 31, 2014 totaled approximately $1,369,000.

Substantially all of the Company’s assets, including accounts receivable, inventory, property, plant, and equipment, and other assets, are pledged as collateral under the credit agreements. In addition, the above credit agreements include covenants that restrict capital expenditures, the transfer of assets, the issuance and transfers of stock, mergers and acquisition activity, the incurrence of additional debt, and certain subjective covenants. The agreements collectively also require the Company to maintain certain financial ratios including a fixed charge ratio and total leverage and senior leverage ratios based upon the funded debt to Earnings Before Income, Taxes, Depreciation, and Amortization (“EBITDA”), as defined. As of and for the year ended December 31, 2014, the Company was in compliance with all covenants. On January 9, 2015, in connection with the transaction to sell substantially all of the Company’s assets as more fully described in Note 13, the Company repaid the 2013 Term Loan and 2013 Revolving Line of Credit in full and the purchaser assumed the Company’s Subordinated Credit Agreement and Additional Borrowing.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 8 - LONG-TERM DEBT - CONTINUED

The maturities of long-term debt as of December 31, 2014 are as follows:

Year ending December 31, 2015	$10,000,000
2016	36,579,041
2017	—
2018	—
2019	8,000,000

$54,579,041

NOTE 9 - COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal - The Company is involved in various legal actions from time to time arising in the normal course of business. After review, including consultation with legal counsel, management evaluates the probability of losses under any such matters and considers the need for loss accruals. Management believes any ultimate liability that could arise from these actions not accrued in the accompanying consolidated balance sheet would not materially affect the Company’s financial position or results of future operations.

Union Employees - Certain employees are covered by a union contract that expires on October 31, 2015. In addition, the Company is currently negotiating a collective bargaining agreement with a group of employees at one of its other newspapers. As of December 31, 2014, less than 1 percent of employees were represented by a labor union with a collective bargaining agreement.

Significant Vendors - During the year ended December 31, 2014, the Company purchased approximately 11 percent and 40 percent of its inventory from two vendors. These purchases primarily consisted of newsprint, which is included as newsprint, ink, and production supplies in the accompanying consolidated statement of operations for the year ended December 31, 2014.

Operating Leases - The Company leases certain facilities, including certain newspaper operation locations, as well as warehouses, office space, and equipment under noncancelable operating leases that expire at various times through December 31, 2033. The Company is recognizing the impact of fixed annual increases in minimum rental payments on a straight-line basis over the term of the leases. Future minimum lease payments under noncancelable lease agreements in excess of one year as of December 31, 2014 are as follows:

Year ending September 30, 2015	$7,440,826
2016	7,245,706
2017	6,863,938
2018	6,876,534
2019	6,881,957
Thereafter	94,214,051

$129,523,012

Total rental expense for the year ended December 31, 2014 was approximately $9,748,000, and is included in other operating expenses on the accompanying consolidated statement of operations.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 10 - RELATED PARTY TRANSACTIONS

Insurance - The Company has entered into an insurance services agreement with a related party, due to common ownership of a member of the Company, to serve as the Company’s exclusive broker for property, casualty, and certain employee benefits insurance products. In connection with this agreement, the Company pays a portion of the property and casualty insurance premiums to the broker and also pays a brokerage fee, which totaled approximately $3,817,000 and $400,000, respectively, for the year ended December 31, 2014. Additional brokerage fees earned by the related party, associated with placing the employee benefits insurance, are paid by the insurance carrier.

Accounting Services - The Company has engaged with a related party, due to common ownership of a member of the Company, to provide dedicated and shared finance and accounting personnel as well as financial systems support and services. These personnel and financial systems are primarily used to manage certain accounting and treasury functions. In connection with these services, the Company paid approximately $1,501,000 for the year ended December 31, 2014. As of December 31, 2014, the Company has a due to affiliate of approximately $232,000, recorded on the accompanying consolidated balance sheet, which primarily relates to amounts unpaid in connection with these services.

NOTE 11 - EMPLOYEE BENEFIT PLAN

Eligible employees of the Company may participate in the 401(k) defined contribution plan (the “Plan”). Employees can contribute up to 100 percent of their annual pay, up to the annual maximum allowed by the Internal Revenue Service. Employees at least 21 years old, who expect to work 1,000 hours or more during the year, are eligible to participate on the first day of the month following their start date. The Plan’s provisions include a discretionary match by the Company, equal to 50 percent of an employee’s contribution, up to a maximum match of 3 percent of the employee’s annual salary. The Company made no discretionary contributions for the year ended December 31, 2014.

NOTE 12 - DISCONTINUED OPERATIONS

Sebring

On April 1, 2014, the Company sold Sebring (Note 1) to an unrelated third party for $325,000. The Company will have no continuing involvement in the operation of this publication. The Company has determined that the activities related to the Sebring operations should be classified as discontinued operations. As a result, the related results of operations have been classified outside of net income from continuing operations in the accompanying consolidated statement of operations. The Company used approximately $300,000 of net proceeds from the sale to repay debt principal.

Phonebooks

On May 27, 2014, the Company sold its Phonebooks (Note 1) to Directory Publishing Solutions, Inc. for $700,000. The proceeds consisted of $105,000 in cash and a note receivable from the purchaser for $595,000. The note receivable is due in 24 monthly installments, maturing on September 15, 2016. The sale agreement contains certain provisions that require payment of the note receivable in full, at which time legal title to the assets transfer to the purchaser. Accordingly, the Company will defer the gain on the sale until amounts are received from the purchaser. As of December 31, 2014, the remaining balance of the note receivable from the purchase was approximately $496,000. The Company will continue to be obligated for commissions due on all publications released prior to the sale of these directories (Note 2) but will otherwise have no continuing involvement in the operation of these publications. As a result, the related results of operations have been classified outside of net income from continuing operations in the accompanying consolidated statement of operations. The Company used approximately $204,000 of net proceeds from the sale to repay debt principal.

HALIFAX MEDIA GROUP, LLC AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Year Ended December 31, 2014

NOTE 12 - DISCONTINUED OPERATIONS - CONTINUED

Mendocino Building

On April 15, 2014, the Company finalized the sale of the Mendocino Building for a selling price of $6,100,000. The Mendocino Building was classified as held for sale as of December 31, 2013. During the period the property was held for sale, the Company operated the building as a rental property and collected rents from tenants and incurred operating expenses related to the rental of the property. As a result, the related results of operations have been classified outside of net income from continuing operations in the accompanying consolidated statement of operations.

Summary of Net Income (Loss) from Discontinued Operations

The net income (loss) from discontinued operations and attributable revenues from the respective operating units included as discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 2014 consisted of the following:

	Sebring	Phonebooks	Mendocino Building	Total

Loss from discontinued operations attributable to:
Income (Loss) from operations	$(132,427)	$255,833	$(146,632)	$(23,226)
Gain (Loss) on sale	108,709	133,168	(200,000)	41,877

Net income (loss) from discontinued operations	$(23,718)	$389,001	$(346,632)	$18,651

Revenues attributable to discontinued operations included in income (loss) from operations above	$294,692	$628,168	$189,245	$1,112,105

NOTE 13 - SUBSEQUENT EVENTS

On November 20, 2014, the Company entered into a purchase and sale agreement to sell substantially all of its net operating assets, with the exception of the Sarasota Property and certain real property located in Daytona Beach, Florida, to an unrelated third party for a sales price of approximately $280,000,000, plus a $5,000,000 working capital adjustment. The transaction closed on January 9, 2015.

Upon closing of the transaction, the Company repaid the 2013 Term Loan in full and the seller assumed the outstanding debt under the Amended Subordinated Credit Agreement (Note 8). Additionally, the Company has certain transaction related obligations due to certain employees, which management has determined are not required to be accrued as of December 31, 2014 and which are not material to the transaction.